Exhibit 5.1

Mailander Law Office, Inc.

945 4th Avenue, Suite 311

San Diego, CA 92101

(619) 239-9034

tmailander@gmail.com

May 5, 2020

ElectroMedical Technologies, Inc.

Mr. Matthew Wolfson

16561 N. 92nd

Scottsdale, AZ 85260

Dear Mr. Wolfson:

You have requested our opinion as counsel to ElectroMedical Technologies, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1/A-2 filed with the U.S. Securities and Exchange Commission (the Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) with respect to the registration of 15,060,344 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; and (c) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company in the Direct Public Offering, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Additionally, we are of the opinion that the Shares to be offered for sale by the Selling Shareholders are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Delaware, all applicable provisions of the statutory provisions thereof, reported judicial decisions interpreting those laws, and federal securities laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the registration of the Shares contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Mailander Law Office, Inc.

Mailander Law Office, Inc.

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